SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report: June 19, 2000                     Commission file number 1-5805
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                         THE CHASE MANHATTAN CORPORATION
                         -------------------------------
             (Exact name of registrant as specified in its charter)


               Delaware                                         13-2624428
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     (State or other jurisdiction                            (I.R.S. Employer
           of incorporation)                                Identification No.)


      270 Park Avenue, New York, NY                                10017
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(Address of principal executive offices)                         (Zip Code)



       (Registrant's telephone number, including area code) (212) 270-6000
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         Item 5.  Other Events

      On June 19, 2000, senior management of The Chase Manhattan Corporation ("Chase"), during a conference call with investors held after the market closed, made the following comments:

o "the credit quality of Chase's credit-related assets currently remains stable and, accordingly, they do not currently see a need to increase Chase's loan loss reserves";

o "they continued to believe that net charge-offs on Chase's managed loan portolio would remain relatively stable over the remainder of the year"; and

o "they believed Chase's non-performing assets ("NPAs") at December 31, 2000 would be approximately at the same level as at December 31, 1999, although the amount of NPAs may modestly increase or decrease in any given quarter over the remainder of the year."

      The above contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon Chase management's current beliefs and expectations and are subject to significant risks and uncertainties, and Chase's actual results may differ materially from those set forth in the forward-looking statements. These uncertainties include, among others: a worsening of general economic conditions in the United States or abroad; changes in other macroeconomic factors, such as higher interest rates; the factors that affect Chase's process for estimating future losses, including the limits inherent in any estimation process, future structural changes that may affect particular industries, changes in legal or regulatory requirements that may affect reserving positions, the volatilities of default probabilities, rating migrations and loss severity, and the quality of available data.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE CHASE MANHATTAN CORPORATION
                                                   (Registrant)


                                            /s/ Dina Dublon
                                        --------------------------------
Dated: June 19, 2000                            Dina Dublon
                                                Chief Financial Officer